Exhibit (k)(11)

SECURITIES ACCOUNT CONTROL AGREEMENT
among
PATRIOT CAPITAL FUNDING LLC I
as Debtor
PATRIOT CAPITAL FUNDING, INC.,
as Servicer
HARRIS NESBITT CORP.,
as Agent
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
and as Securities Intermediary
Dated as of July 27, 2005

SECURITIES ACCOUNT CONTROL AGREEMENT
          This Securities Account Control Agreement (this “Agreement”) dated as of July 27, 2005 among PATRIOT CAPITAL FUNDING LLC I, a Delaware limited liability company, as Borrower under the Loan Funding and Servicing Agreement (as hereinafter defined) (the “Debtor”), PATRIOT CAPITAL FUNDING, INC., a Delaware corporation, as Servicer under the Loan Funding and Servicing Agreement, acting on behalf of the Debtor (in such capacity, the “Servicer”), HARRIS NESBITT CORP., a Delaware corporation, as Agent under the Loan Funding and Servicing Agreement (the “Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee under the Loan Funding and Servicing Agreement (in such capacity, the “Trustee”) and as a “securities intermediary” (as defined in Section 8-102 of the UCC) and a “bank” (as defined in Section 9-102 of the UCC) hereunder (in such capacities, the “Securities Intermediary”). Capitalized terms used but not defined herein shall have the meanings provided in that certain Loan Funding and Servicing Agreement, dated as of July 27, 2005 (as amended, modified, supplemented or restated from time to time, the “Loan Funding and Servicing Agreement”), by and among the Debtor, as Borrower, the Servicer, as Originator and as Servicer, Fairway Finance Company, LLC, as Conduit Lender, the Agent, as Agent, and Wells Fargo Bank, National Association, as Backup Servicer and Trustee. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
     Section 1. Establishment and Maintenance of Securities Accounts.
          (a) Each of the Debtor and the Servicer hereby directs the Securities Intermediary to establish, and the Securities Intermediary hereby does establish, each of the Collection Account (including the Principal Collection Account and the Interest Collection Account as sub-accounts thereof) and the Reserve Account, each of which is intended to be a “securities account” as defined in Section 8-501 of the UCC (such accounts and sub-accounts and any successor accounts, the “Securities Accounts”), each to be maintained by the Securities Intermediary as a securities intermediary in the name of Patriot Capital Funding LLC I, subject to the lien of the Trustee, for the benefit of the Secured Parties. The Securities Intermediary shall treat the Trustee as the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) credited to any Securities Account;
          (b) The Securities Intermediary hereby confirms and agrees that:
               (i) the Securities Intermediary shall not change the name or account number of any of the Securities Accounts or add any additional accounts or subaccounts as Securities Accounts hereunder without the prior written consent of the Trustee;
               (ii) all securities or other property underlying any financial assets (as hereinafter defined) credited to the Securities Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Securities Account be registered in the name of the Debtor or any other Person, payable to the order of the Debtor or specially indorsed to the Debtor or any other Person, except to the extent the foregoing have been specially indorsed to the Trustee, for the benefit of the Secured Parties, or in blank;
               (iii) all property transferred or delivered to the Securities Intermediary pursuant to the Loan Funding and Servicing Agreement will be promptly credited to the appropriate Securities Account;
               (iv) each Securities Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat each of the Debtor and the Servicer as entitled to exercise the rights that comprise any financial asset credited to each such account;
               (v) the Securities Intermediary shall promptly deliver copies of all statements, confirmations and other correspondence concerning the Securities Accounts and/or any financial assets credited thereto simultaneously to each of the Trustee, the Servicer (on behalf of the Debtor) and the Agent at the address for each set forth in Section 9 of this Agreement; and
               (vi) notwithstanding the intent of the parties hereto and of the parties to the Loan Funding and Servicing Agreement, to the extent that any Securities Account shall be determined to constitute a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, such Account shall be subject to the exclusive control of the Trustee, for the benefit of the Secured Parties, and the Securities Intermediary (A) shall treat the Trustee, for the benefit of the Secured Parties, as the Securities Intermediary’s sole “customer” (within the meaning of Section 9-104 of the UCC) with respect to such deposit account, and (B) shall comply with instructions from the Debtor or from the Servicer, which may in each case be in the form of standing instructions; provided that, notwithstanding the foregoing, at such time as the Securities Intermediary receives a Notice of Exclusive Control (as defined in Section 3(c)), the Securities Intermediary shall take direction and instruction with respect to such Securities Account solely from the Trustee, for the benefit of the Secured Parties, which directions may be delivered by the Agent on the Trustee’s behalf, without further consent by the Debtor, the Servicer, or any other Person.
     Section 2. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument or cash) credited to any Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.
     Section 3. Entitlement Orders.
          (a) Except as otherwise provided in this Section 3, the Securities Intermediary will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) (“Entitlement Orders”) originated by the Debtor or by the Servicer.

          (b) If at any time the Securities Intermediary shall receive any Entitlement Order from the Trustee, or the Agent on the Trustee’s behalf (i.e., an order directing a transfer or redemption of any financial asset in any Securities Account), or any “instruction” (within the meaning of Section 9-104 of the UCC), originated by the Trustee, or the Agent on the Trustee’s behalf, the Securities Intermediary shall comply with such Entitlement Order or instruction without further consent by the Debtor, the Servicer or any other Person. Without limiting the foregoing, the parties hereto agree that the Securities Intermediary will comply with the following with respect to any Entitlement Order or instruction: (i) until its receipt of a Notice of Exclusive Control (as defined in Section 3(c)), with respect to the financial assets in the Securities Accounts, the investment of cash received into the Securities Accounts, may be invested in Permitted Investments (as defined in the Loan Funding and Servicing Agreement) selected by the Debtor or by the Servicer; and (ii) from and after its receipt of a Notice of Exclusive Control (as defined in Section 3(c)), with respect to the financial assets in the Securities Accounts and without further consent of the Debtor, the Servicer or any other Person, the investment of cash received into the Securities Accounts, may be invested in Permitted Investments selected by the Trustee, for the benefit of the Secured Parties, or by the Agent on its behalf.
          (c) If the Agent, or, at the direction of the Agent, the Trustee on behalf of the Secured Parties, notifies the Securities Intermediary that the Trustee, for the benefit of the Secured Parties, will exercise exclusive control over the Securities Accounts (a “Notice of Exclusive Control”), the Securities Intermediary, upon receipt of such notice, will take all Entitlement Orders, instructions or other directions it receives from the Agent, or, at the direction of the Agent, from the Trustee on behalf of the Secured Parties, with respect to the Securities Accounts, without further consent by the Debtor, the Servicer or any other Person, and shall cease complying with Entitlement Orders, instructions or other directions concerning the Securities Accounts originated by the Debtor, the Servicer or any other Person.
     Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any of the Securities Accounts or any financial assets, funds, cash or other property credited thereto or any security entitlement with respect thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee, for the benefit of the Secured Parties. Notwithstanding the preceding sentence, the financial assets, funds, cash or other property credited to any of the Securities Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Trustee, for the benefit of the Secured Parties (except that the Securities Intermediary may set-off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of each Securities Account, and (ii) the face amount of any checks that have been credited to the Securities Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).
     Section 5. Choice of Law. Both this Agreement and the Securities Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304 of the

UCC) and the “security intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC).
     Section 6. Conflict with Other Agreements.
          (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of the Loan Funding and Servicing Agreement shall prevail.
          (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.
     Section 7. Adverse Claims. The Securities Intermediary represents and warrants that, except for the claims and interest of the Trustee, for the benefit of the Secured Parties, and of the Debtor in the Securities Accounts, the Securities Intermediary does not know of any lien on or claim to, or interest in, any Securities Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Securities Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify the Trustee, the Agent and Debtor thereof.
     Section 8. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or heirs and personal representatives who obtain such rights solely by operation of law, except that neither the Debtor nor the Securities Intermediary may delegate their obligations hereunder without the prior written consent of the Trustee. Additionally, in the event that the Trustee is replaced as Trustee under the Loan Funding and Servicing Agreement, any entity that succeeds to such role shall be entitled to the benefits of this Agreement. The Trustee agrees to send written notice to the Securities Intermediary of any such replacement. The Trustee may assign its rights hereunder only with the express written consent of the Securities Intermediary and the Agent and by sending written notice of such assignment to the Debtor and to the Servicer.
     Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy, or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below:

Debtor:	Patriot Capital Funding LLC I
c/o Patriot Capital Funding, Inc.
61 Wilton Road, 2nd Floor
Westport, Connecticut 06880
Attention: Tim Hassler
Facsimile No.: (203) 221-8253
Confirmation No.: (203) 227-7778

Servicer:	Patriot Capital Funding, Inc.
61 Wilton Road, 2nd Floor
Westport, Connecticut 06880
Attention:
Facsimile No.: (203) 221-8253
Confirmation No.: (203) 227-7778

Agent:	Harris Nesbitt Corp.
115 South LaSalle Street
13th Floor West
Chicago, Illinois 60603
Attention: Keith Niebrugge
Facsimile No.: (312) 293-4908
Telephone No.: (312) 461-3134

Trustee:	Wells Fargo Bank, National Association
MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services –
Asset-Backed Administration
Facsimile No.: (612) 667-1080
Telephone No.: (612) 667-8058

Securities Intermediary:	Wells Fargo Bank, National Association MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services –
Asset-Backed Administration
Facsimile No.: (612) 667-1080
Telephone No.: (612) 667-8058
          Any party may change its address for notices in the manner set forth above.
     Section 10. Termination. The obligations of the Securities Intermediary to the Trustee, for the benefit of the Secured Parties, pursuant to this Agreement shall continue in effect until the security interest of the Trustee, for the benefit of the Secured Parties, in the Securities Accounts has been terminated pursuant to the terms of the Loan Funding and Servicing Agreement and the Trustee has notified the Securities Intermediary of such termination in writing. The Trustee agrees to provide a written notice of termination to the Securities Intermediary upon the request of the Debtor or of the Servicer on or after the termination of the Trustee’s, for the benefit of the Secured Parties, security interest in the Securities Accounts pursuant to the terms of the Loan Funding and Servicing Agreement. The termination of this Agreement shall not terminate any Securities Account or alter the obligations of the Securities Intermediary to the Debtor or to the Servicer pursuant to any other agreement with respect to any Securities Account.

     Section 11. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants and agrees that:
          (a) the Securities Accounts have been established as set forth in Section 1 of this Agreement and will be maintained in the manner set forth herein until the termination of this Agreement;
          (b) this Agreement is the legal, valid and binding obligation of the Securities Intermediary;
          (c) the Securities Intermediary is a “securities intermediary” within the meaning of Section 8-102(a) of the UCC and, to the extent any Securities Account is determined to be a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), the Bank is a “bank” (within the meaning of Section 9-102(a)(8) of the UCC);
          (d) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Debtor or the Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions as set forth in Section 3 hereof;
          (e) except for the Loan Funding and Servicing Agreement, there are no other agreements entered into between the Securities Intermediary, the Debtor and the Servicer with respect to the Securities Accounts; and
          (f) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Securities Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions of such other Person.
     Section 12. Indemnification of Securities Intermediary. The Debtor, the Servicer and the Trustee, for the benefit of the Secured Parties, hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor, the Servicer and the Trustee arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s bad faith, willful misconduct or gross negligence, and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any loss, liability or expense (including, without limitation, reasonable attorney’s fees and expenses) incurred without gross negligence, willful misconduct or bad faith on the part of the Securities Intermediary, its officers, directors and agents, arising out of or in connection with the execution and performance of this Agreement or the maintenance of the Securities Accounts, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, until the termination of this Agreement. Notwithstanding any other provision of this Agreement, in no event shall the Trustee, the Secured Parties, the Servicer or the Securities Intermediary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee, the Secured Parties, the Servicer or the Securities Intermediary

has been advised of such loss or damage and regardless of the form of action. The indemnities in this Section 12 shall survive the termination of this Agreement.
     Section 13. Limited Recourse and No Petition. The parties hereto acknowledge that the payment of all amounts (if any) pursuant to this Agreement shall be due and payable only from and to the extent of the Collateral in accordance with the priorities set forth in the Loan Funding and Servicing Agreement and only to the extent funds are available for payments in accordance with such priorities. The parties hereto other than the Debtor further agree that they will not have any recourse against the Debtor or its directors, members, managers, officers, employees and agents for any such amounts. Each of the Trustee and the Securities Intermediary hereby agrees that it will not institute against, or join any other Person in instituting against, the Debtor any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date.
     Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
     Section 15. Amendment or Modifications. The parties hereto may amend or modify this Agreements from time to time in accordance with the terms hereof.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

PATRIOT CAPITAL FUNDING LLC I

By:

Name:

Title:

SERVICER:

PATRIOT CAPITAL FUNDING, INC.

By:

Name:

Title:

AGENT:

HARRIS NESBITT CORP.

By:

Name:

Title:

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

Securities Account Control Agreement

SECURITIES INTERMEDIARY:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

Securities Account Control Agreement